EXHIBIT 10.2



                                   NINTH WARD



                          EMPLOYEE STOCK OWNERSHIP PLAN



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                                   NINTH WARD
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                Table of Contents
                                -----------------



Article I. Definitions..............................................   1

         1.1. Account...............................................   1
         1.2. Acquisition Loan......................................   1
         1.3. Adoption Date.........................................   1
         1.4. Affiliate.............................................   1
         1.5. Aggregation Group.....................................   1
         1.6. Bank..................................................   2
         1.7. Board.................................................   2
         1.8. Code..................................................   2
         1.9. Committee.............................................   2
         1.10. Compensation.........................................   2
         1.11. Contribution Suspense Account........................   2
         1.12. Disability...........................................   2
         1.13. Diversification Election.............................   3
         1.14. Effective Date.......................................   3
         1.15. Employee.............................................   3
         1.16. Employer.............................................   3
         1.17. Employer Stock.......................................   3
         1.18. Entry Date...........................................   3
         1.19. Financed Shares......................................   3
         1.20. Forfeiture...........................................   3
         1.21. Hour of Service......................................   3
         1.22. Limitation Year......................................   5
         1.23. Normal Retirement Age................................   5
         1.24. One-Year Break in Service............................   5
         1.25. Participant..........................................   5
         1.26. Plan.................................................   5
         1.27. Plan Year............................................   5
         1.28. Qualified Election Period............................   5
         1.29. Qualified Participant................................   5
         1.30. Suspense Account.....................................   5
         1.31. Trust................................................   5
         1.32. Trustee..............................................   5
         1.33. Vested...............................................   6
         1.34. Year of Service......................................   6


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Article II. Eligibility.............................................   6

         2.1. Eligibility for Participation.........................   6
         2.2. Participation of Affiliates, Etc......................   7
         2.3 Termination of Active Participation....................   7
         2.4. Resumption of Active Participation....................   7

Article III. Contributions..........................................   7

         3.1. Employer Contributions................................   7
         3.2. Limitations on Annual Additions.......................   8
         3.3. Overall Limitations...................................   9
         3.4. Participant Contributions.............................  10

Article IV.  Participants' Accounts.................................  10

         4.1  Separate Accounts.....................................  10
         4.2. Allocations...........................................  10
         4.3. Valuations............................................  10
         4.4. Release from Suspense Account.........................  11
         4.5. Stock Dividends, Splits, Etc..........................  12

Article V. Vesting..................................................  12

         5.1.  Vesting Schedule.....................................  12
         5.2. Full Vesting..........................................  13
         5.3. Past Service..........................................  13
         5.4. Breaks In Service.....................................  13
         5.5. Treatment of Forfeitures..............................  13

Article VI.  Distributions from the Plan............................  14

         6.1. Payment of Benefits...................................  14
         6.2. Diversification Election..............................  16
         6.3. Put Option............................................  17
         6.4. Right of First Refusal................................  17
         6.5. Designation of Beneficiary............................  18
         6.6. Proof of Death, Etc...................................  18

Article VII.  The Committee.........................................  19

         7.1. Organization of the Committee.........................  19
         7.2. Operation of the Committee............................  19
         7.3. Responsibility of the Committee.......................  19
         7.4. Management of Trust Fund Assets.......................  20
         7.5. Expenses..............................................  20
         7.6. Allocation and Delegation of Responsibility...........  20


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         7.7. Indemnification.......................................  21
         7.8. Service of Process....................................  21

Article VIII. The Trust.............................................  21

         8.1. Establishment of Trust................................  21
         8.2. Interest in Trust.....................................  21
         8.3. Accounts..............................................  21
         8.4. Investment of Assets and Voting Rights................  22
         8.5. Dividends on Employer Stock...........................  23
         8.6 Acquisition Loans......................................  23
         8.7. Liability of Trustee..................................  24
         8.8. Allocation of Duties..................................  25

Article IX.  General................................................  25

         9.1. Amendment of Plan.....................................  25
         9.2. Plan Termination......................................  26
         9.3. Notice of Amendment, Etc..............................  26
         9.4. Non-Alienation of Benefits............................  26
         9.5. Employment Relation...................................  27
         9.6. Payments to Minors and Incompetents...................  27
         9.7. Missing Persons.......................................  27
         9.8. Sole Source of Benefits...............................  27
         9.9. Plan Qualification....................................  27
         9.10. Merger Consolidation, Etc............................  28
         9.11. Exclusive Benefit....................................  28
         9.12. Claims for Benefits..................................  28
         9.13. Service of Plan Fiduciaries..........................  28
         9.14. Governing Law........................................  29
         9.15. Gender and Number....................................  29
         9.16. Titles and Headings..................................  29

Article X. Top-Heavy Provisions.....................................  29

         10.1. Definitions..........................................  29
                Aggregated Plans....................................  29
                Compensation........................................  29
                Determination Date..................................  29
                Key Employee........................................  29
                Non-Key Employee....................................  30
                Top-Heavy...........................................  30
                Valuation Date......................................  30
                Value of Accumulated Benefits.......................  30
                Year of Top-Heavy Service...........................  31

         10.2. Minimum Contributions................................  31
         10.3. Vesting..............................................  32


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                                  Introduction

     In order to give its Employees an opportunity to share in its profit and growth and that of its affiliated companies, enjoy the beneficial incidents of stock ownership, and to encourage such Employees to work to improve the performance of Ninth Ward Savings Bank, FSB (the "Bank"), the Bank hereby adopts on the Adoption Date (as hereinafter defined) an employee stock ownership plan ("ESOP") under Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), as hereinafter set forth. The Plan is in the form of a stock bonus plan intended to qualify under Section 401(a) of the Code and is designed to invest primarily in qualifying employer securities, as defined in
Section 4975(e)(8) of the Code. It is intended that the Plan and its associated Trust will give participating Employees an ownership interest in the Bank or in affiliated companies, while furthering their personal financial goals. At no time shall any of the funds contributed under the Plan be used for any purpose other than the exclusive benefit of Plan Participants and their beneficiaries.



                             Article I. Definitions

     Wherever used herein, the following words shall have the following meanings, unless otherwise stated:

     1.1. "Account" means the entire interest of a Participant in the Trust.

     1.2.  "Acquisition  Loan" means any loan to the Plan or Trust  described in
Section 404(a)(9) of the Code, not prohibited by Section 4975(c) of the Code, including a loan which meets the requirements set forth in Section 4975(d)(3) of the Code and the regulations promulgated thereunder, the proceeds of which are used to finance the acquisition of Employer Stock or to refinance such a loan.

     1.3. "Adoption Date" means the date on which Delaware First Financial Corporation has successfully completed its public offering of Bank stock following the Bank's conversion from mutual to stock form. If said offering is withdrawn or is not successfully concluded for any reason, the Plan shall not take effect.

     1.4. "Affiliate" means a parent, subsidiary, or other corporation which is a member of the same controlled group of corporations within the meaning of
Section 414(b) of the Code as the Bank. or 414(m) of the Code or the regulations under Section 414(o) of the Code, except that for purposes of applying the provisions of Articles III and X with respect to the limitations on benefits,
Section 415(h) of the Code shall apply.

         1.5. "Aggregation Group" means the Bank and any corporation which becomes a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Bank; any trade or business (whether or not incorporated) which


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becomes under common control (as defined in Section 414(c) of the Code) with the
Bank; any organization (whether or not incorporated) which becomes a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Bank; and any other entity required to be aggregated with the Bank pursuant to regulations under Section 414(o) of the Code.

     1.6. "Bank" means Ninth Ward Savings Bank, FSB, and any person, firm or corporation which may hereafter succeed to the business by merger, consolidation or otherwise, and which by appropriate action shall adopt the Plan.

     1.7. "Board" means the Board of Directors of the Bank.

     1.8. "Code" means the Internal Revenue Code of 1986 and any amendments thereto. All citations to Sections of the Code are to such Sections as they may from time to time be amended or renumbered,

     1.9. "Committee" means the ESOP Committee appointed by the Board to serve at its pleasure to administer the Plan as provided in Article VII.

     1.10. "Compensation" means with respect to any Participant, such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the renumeration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

     For purposes of this Section, the determination of Compensation shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

     For a Participant's initial year of participation, Compensation shall be recognized as of such Employee's effective date of participation pursuant to
Section 2.1.

     Compensation in excess of $80,000 shall not be recognized for purposes of allocating Employer contributions under the Plan.

     1.11. "Contribution Suspense Account" means the account comprised of excess Employer contributions and Forfeitures maintained in accordance with Section 3.2(a).

     1.12. "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The disability of a


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Participant  shall  be  determined  by  a  licensed   physician  chosen  by  the
Administrator. The determination shall be applied uniformly to all Participants.

     1.13.  "Diversification Election" means an election made in accordance with
Section 6.2.

     1.14. "Effective Date" means the first day of the Plan Year in which the Adoption Date occurs. Upon the Adoption Date, the Plan shall take effect retroactively to the Effective Date.

     1.15. "Employee" means any person employed by an Employer (including an officer but not a director as such) who receives Compensation from such Employer; provided, however, that the term "Employee" shall not include any person who is covered by a collective bargaining agreement pursuant to which retirement benefits were the subject of good faith bargaining, except to the extent that such collective bargaining agreement provides for participation in the Plan. "Employee" shall exclude leased employees within the meaning of
Section 414(n)(2) of the Code.

     1.16. "Employer" means the Bank, its successors and assigns, and any participating Affiliate which is designated by the Board in accordance with the provisions of Section 2.3 as an Employer under the Plan and whose designation as such has become effective and continues in effect. An Employer may revoke its acceptance of such designation at any time, but until such acceptance has been revoked all the provisions of the Plan shall apply to the Participants of that Employer and their beneficiaries. Each Employer by adopting this Plan appoints the Bank and the Committee as its agent to act for it in all matters relating to the Plan and the Trust, and agrees to furnish the Committee with such information as may be necessary for the proper administration of the Plan.

     1.17. "Employer Stock" means common stock issued by any Employer which is readily tradable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Employer Stock" means common stock issued by any Employer having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of an Employer having the greatest voting power, and (B) that class of common stock of an Employer having the greatest dividend rights. Noncallable preferred stock shall be deemed to be "Employer Stock" if such stock is convertible at any time into stock which constitutes "Employer Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, pursuant to Regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

     1.18. "Entry Date" means January 1 and July 1 of each Plan Year.

     1.19. "Financed Shares" means any Employer Stock acquired by the Trust with the proceeds of an Acquisition Loan.


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     1.20.  "Forfeiture" means the part of a Participant's  Account which is not
Vested and becomes forfeited upon his termination of employment.

     1.21. "Hour of Service" means:

          (a) (i) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer during the period in which the duties are performed;

               (ii) each hour for which an Employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, Unless, incapacity (including Disability), layoff, jury duty, military duty or leave of absence; and

               (iii) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer.

          (b) Hours of Service determined in accordance with Subsection (a)(i) shall be credited to the period during which the duties were performed.

          (c) Hours of Service determined in accordance with Subsection (a)(ii) shall be credited to the period to which the Employee is compensated for other than the performance of services.

          (d) Hours of Service determined in accordance with Subsection (a)(iii) shall be credited to the period to which the award or agreement relates.

          (e) For purposes of Subsection (a)(ii), a payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from an Employer directly or indirectly through, among others, a trust fund or insurance company to which an Employer contributes or pays premiums, and regardless of whether contributions made or due to the trust fund, insurance company or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

          (f) Notwithstanding any provision in this Section 1.21 to the contrary, (i) no more than 501 Hours of Service for a Plan Year are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); and (ii) no Hour of Service win be credited to an Employee if payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws.

          (g) Hours of Service with a member of the Aggregation Group shall be recognized, except that simultaneous service with more than one such entity shall not result in duplication of credited Hours of Service.


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          (h) Hours of Service shall be computed and credited in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations.

          (i) Solely for purposes of determining whether a One-Year Break in Service has occurred in a particular Plan Year, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence, provided that the individual timely provides the Committee with such information as it shall require regarding such absence. For purposes of this Subsection, an absence from work for maternity or paternity reasons means an absence
     (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. 'The Hours of Service credited under this Subsection shall be credited in the Plan Year in which the absence begins if the crediting is necessary to Prevent a One-Year Break in Service in that period, or in all other cases, in the following Plan Year.

          (j) With respect to those Employees for whom records of actual Hours of Service are not kept (e.g. salaried Employees), Hours of Service shall be credited using an equivalency of 45 Hours of Service for each week for which an Employee is paid or entitled to payment for at least one Hour of Service.

     1.22. "Limitation Year" means, for purposes of Section 415 of the Code, the Plan Year.

     1.23. "Normal Retirement Age" means an Employee's 65th birthday.

     1.24. "One-Year Break in Service" means a Plan Year during which a Participant does not complete more than 500 Hours of Service.

     1.25. "Participant" means any Employee participating in the Plan in accordance with Article II.

     1.26. "Plan" means the Ninth Ward Employee Stock Ownership Plan, as set forth herein, as the same may be amended from time to time, and includes the Trust Agreement.

     1.27. "Plan Year" means the 12-month period ending on December 31 of each year.

     1.28. "Qualified Election Period" means the six-Plan-Year period beginning with the first Plan Year in which the Participant first becomes a Qualified Participant.

     1.29. "Qualified Participant" means a Participant who has attained age 55 and who has completed at least 10 years of participation under the Plan.


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     1.30.  "Suspense Account" means the account comprised of unallocated shares of Employer Stock maintained in accordance with Section 4.4 hereof.

     1.31. "Trust" means the Ninth Ward Employee Stock Ownership Trust described in Article VIII which constitutes part of the Plan.

     1.32. "Trustee" means the person or persons appointed by the Board to serve at its pleasure as trustee(s) of the Trust.

     1.33. "Vested" means the portion of the Participant's Account that is nonforfeitable.

     1.34. "Year of Service" means the computation period of 12 consecutive months during which an Employee has completed at least 1,000 Hours of Service with an Employer determined as follows:

          (a) For purposes of eligibility for participation, the computation period shall begin with the date on which the Employee first performs or is credited with an Hour of Service. The participation computation period for determining a Year of Service shall then commence with the first day of the Plan Year which includes the first anniversary of the date on which the Employee first performed an Hour of Service.

          (b) For purposes of determining a Participant's Vested interest in his Account, the computation period shall be the Plan Year.

          (c) Service prior to the Effective Date shall be counted solely for purposes of determining the date as of which an Employee satisfies the eligibility requirements for participation under Article II. Service for vesting purposes shall be credited from and after the Effective Date.

          (d) A Participant shall be credited with service with which he would have been credited under this Section had he not been absent from work because of any period of obligatory or voluntary military service with the United States armed forces provided and only to the extent that such service is required to be credited by law and the performance of such service would entitle such Participant to reemployment rights under Federal law, and further provided he returns to employment with an Employer within the period during which he would be requested to be reemployed under Federal law.

          (e) Solely for the purposes of determining the date as of which an Employee satisfies the eligibility requirements for participation under
     Article II and for determining Years of Service for vesting under Article V, Years of Service shall be computed by taking into account service with Affiliates whether or not the Affiliate is an Employer. Years of Service may also include any period of a Participant's prior employment by any organization upon such terms and conditions


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     as  the  Committee  may  approve  (uniformly   applicable  to  Participants
     similarly situated), subject to Internal Revenue Service approval.

                             Article II. Eligibility

     2.1. Eligibility for Participation. An Employee shall become a Participant in the Plan as of the Effective Date, if on such date he has attained age 21 and completed one Year of Service, and otherwise on the Entry Date coinciding with or next following the date he has attained age 21 and completed one Year of Service.

     2.2. Participation of Affiliates, Etc. The Bank may at any time and from time to time by action of its Board (a) authorize an Affiliate to participate in the Plan with respect to its employees, or (b) provide for the merger into this Plan, and continuation of as a part of this Plan, any other retirement or pension plan of the Bank or an Affiliate, and in such event the Board may determine the extent, if any, for which credit will be granted under the Plan for service prior to the Effective Date.

     2.3 Termination of Active Participation. Active participation in the Plan for benefit accrual purposes shall cease when a Participant ceases to be an Employee for any reason. However, the Committee may by written resolution permit former Participants who were employed by a divested Affiliate to participate in the Plan for the Plan Year in which the divestiture occurs.

     2.4. Resumption of Active Participation. A former active Participant who resumes employment as an Employee, shall recommence participation in the Plan as of the date he is credited with his first Hour of Service after reemployment. If an Employee has become a Participant in the Plan and his status as an Employee is subsequently terminated due to a transfer of employment to a nonparticipating Affiliate or to a class of persons not treated as Employees, he shall be re-enrolled as a Participant upon reemployment with an Employer.

                           Article III. Contributions

     3.1. Employer Contributions.

          (a) For each Plan Year, the Employers shall contribute to the Plan, in cash or shares of Employer Stock, such amount as the Bank in its sole discretion shall determine, which sum may be zero, subject to the limitations imposed by Section 3.2 below; provided, however, that the aggregate contribution for each Plan Year shall not exceed the maximum deductible contribution for such Plan Year under Section 404(a) of the Code (unless such contribution is required to make payments of principal and interest on an Acquisition Loan during the Plan Year). Notwithstanding the provisions above, the Bank shall not make a contribution to the Plan if, as a consequence of such a contribution, the net capital requirements of the Bank would not be fulfilled.

          (b) The Bank may contribute all or part of the entire amount due on behalf of one or more other Employers and charge the amount thereof to the Employer


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     responsible  therefor.  In any Plan  Year,  the  contribution  on behalf of
     Participants who are Employees of an Employer, when expressed as a percentage of the aggregate Compensation of such Participants, may, but need not, be the same as the contribution on behalf of the Participants who are Employees of another Employer.

          (c) Contributions for any Plan Year shall be paid to the Trustee not later than the due date (including any extensions thereof) for filing the Bank's Federal income tax return for its taxable year on account of which such contribution was made.

          (d) All or part of the contributions made under Section 3. 1 (a) may be used to purchase Employer Stock allocated to the Account of any Participant or beneficiary in order to make a distribution under Article VI hereof to any other Participant or beneficiary.

     3.2. Limitations on Annual Additions.

          (a) Notwithstanding any other provision herein, the maximum Annual Addition that may be contributed or allocated to a Participant's Account for any Limitation Year shall not exceed the lesser of:

               (i) the Defined Contribution Dollar Limitation, or

               (ii) 25 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code for the Limitation Year.

     The "Defined Contribution Dollar Limitation" shall mean $30,000 or, if greater, one fourth of the defined benefit dollar limitation set forth in
     Section 415(b)(1) of the Code (as adjusted under Section 415(d) of the Code) as in effect for the Limitation Year. The compensation limitation referred to above in (ii) shall not apply to:

               (i) any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or

               (ii) any amount  otherwise  treated as an Annual  Addition  under
          Section 415(l)(1) of the Code.

     For purposes of the Plan, "Annual Additions" shall mean, with respect to a Participant, the total of (i) the Employer contributions (whether or not used to pay principal or interest on any Acquisition Loans); (ii) Forfeitures (including any income attributable to Forfeitures); and (iii) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code (using the definitions found in Sections 415(l)(2) and 419A(d)(3) of the Code), allocated to a Participant's Account for the Limitation Year by the Employer employing such Participant. Notwithstanding any provision in this
     Section 3.2(a) to the contrary, if not more than one-third of the total Employer contributions for the Plan Year are allocated to the Accounts of Participants who are highly compensated employees (within the meaning of Section 414(q) of the Code), then the term "Annual Additions" shall not include (i) Forfeitures of Employer

     Stock if such Employer Stock was acquired with the proceeds of an Acquisition Loan, or (ii) any amounts contributed to the Trust by an Employer if applied to the repayment of interest on an Acquisition Loan. If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's compensation or other limited facts and circumstances that the Commissioner of the Internal Revenue Service finds justifiable under Treasury regulation Section 1.415-6(b)(6), the total Annual Additions to a Participant's Account would otherwise exceed the above limitations, the Participant's Employer shall reallocate such excess from the Participant's Account to a Contribution Suspense Account. The amount allocated to the Contribution Suspense Account shall be deemed to be a contribution of the Employer made on account of the Plan for the next Plan Year.

          (b) If any Employer maintains any other defined contribution plan, each Participant's Annual Additions under the Plan shall be aggregated with the Participant's annual additions (within the meaning of Section 415(c)(2) of the Code) under each such other plan for the purposes of applying the limitations of Section 3.2(a).

     3.3. Overall Limitations.

          (a) If a Participant participates, or previously participated, in one or more defined benefit plans (as defined in Section 414 (j) of the Code) maintained by the Aggregation Group, the sum of the following fractions shall not exceed 1.0 as of the end of any Plan Year:

               (i) Defined Contribution Fraction -- the numerator of which is the sum of all Annual Additions for the Participant as of the end of the Plan Year under all defined contribution plans for the current and all prior Plan Years of the Aggregation Group in which the Participant participates (including Annual Additions attributable to the
          Participant's nondeductible Employee contribution to all defined benefit plans, whether or not terminated, maintained by the Aggregation Group, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in 4150 (l)(2) of the Code, maintained by the Aggregation Group), and the denominator of which is the sum of the lesser of the following amounts for the current Plan Year and for each Plan Year in which the Participant was employed by an Employer:

                    (A) 125 % of the dollar  limitation  in effect for such year under Section 415(c)(1)(A) of the Code, or

                    (B) 140% of the maximum amount that may be taken into account for such year pursuant to Section 415(c)(1)(B) of the Code.

          The limits of (A) and (B) shall be applied as though the Plan and referenced Sections of the Code had been in effect during the entire period of the Participant's employment with an Employer.

               (ii) Defined Benefit Fraction -- the numerator of which is the aggregate projected annual benefit (determined as of the last day of the Plan Year) for the Participant under all defined benefit plans maintained by the Aggregation Group, and the denominator of which is the lesser of:

                    (A) 125% of the  dollar  limitation  in effect for such Plan
               Year under Section 415(b)(1)(A) and 415(d) of the Code, or

                    (B) 140% of the maximum amount that may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for such Plan Year.

          (b) The 125% applied in Section 3.3(a) shall be reduced to "100%" for any Plan Year in which either:

               (i) the Plan is included in the Aggregated Plans which are Top-Heavy (as defined in Article X), and the Plan or any other plan included in the Aggregated Plans fails to provide the minimum benefit prescribed by Section 416(h) of the Code and the regulations thereunder; or

               (ii) the Plan is included in the Aggregated Plans which would be Top-Heavy if 90% were substituted for 60% in the definition of Top-Heavy.

          (c) In the event that the combined  plan  limitations  of this Section
     3.3 are exceeded, the contributions provided under this Plan shall be reduced to the extent necessary to achieve compliance with the limitations of Section 415 of the Code.

     3.4. Participant Contributions. No Participant shall be required or permitted to contribute to the Plan.


                       Article IV. Participants' Accounts

     4. 1 Separate Accounts. The Committee shall maintain an Account for each Participant of the Plan, to which shall be credited, as of the last day of the Plan Year, his share of Employer contributions to the Plan, the Forfeitures under the Plan, if any, and all earnings and/or losses thereon.

     4.2. Allocations. Employer Stock contributed to the Plan with respect to a Plan Year, Employer Stock released from the Suspense Account pursuant to Section 4.4(a) with respect to a Plan Year, and Employer contributions and Forfeitures (other than Employer contributions and Forfeitures used to pay principal or interest on an Acquisition Loan) for such Plan Year shall be allocated to the Accounts of Participants who are employed by an Employer on the last day of the Plan Year (a " Valuation Date"), or whose employment terminated during such Plan Year by reason of death, Disability, or the attainment of Normal Retirement Age. However, the Committee may by written resolution permit Participants who were employed by a divested Affiliate to receive an allocation for the Plan Year in which the divestiture occurs. The amount of Employer Stock or cash allocated to each Participant's Account shall be in the proportion that the Participant's Compensation for the Plan Year from such Employer bears to the Compensation of all such Plan

Participants employed by such Employer for such Plan Year; provided, however, that Compensation shall only include a Participant's Compensation paid or accrued while a Participant in this Plan. Allocations of Employer Stock shall be expressed in terms of the number of whole and fractional interests in Employer Stock.

     4.3. Valuations.

          (a) As of the Valuation Date, each Participant's Account shall be valued at fair market value and credited with his allocable share of any Forfeitures, earnings, losses or expenses of the Trust.

          (b) All valuations of Employer Stock which are not readily tradable on an established securities market with respect to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to those contained in Treasury regulations under Section 170(a)(1) of the Code.

          (c) The allocation to a Participant's Account of earnings, losses, or expenses of the Trust shall be made (i) in the first Plan Year, in the same proportion as the allocation made pursuant to Section 4.2 hereof, and (ii) in each succeeding Plan Year, in the proportion that his Account balance at the close of business as of the last day of the prior Plan Year bore to the total Account balances of all Plan Participants as of such date.

          (d) The allocation to Participants' Accounts of Forfeitures shall be made after application of the rules set forth in Section 5.5.

     4.4. Release from Suspense Account.

          (a) Financed Shares shall initially be credited to a Suspense Account and shall be allocated to the Accounts of Participants only as payments of principal and interest on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Suspense Account for allocation to Participants' Accounts for each Plan Year shall be based upon the ratio that the payments of principal and interest on the Acquisition Loan for the Plan Year bear to the total projected payments of principal and interest for the Plan Year and over the remainder of the Acquisition Loan repayment period (determined without any reference to any possible extensions or renewals thereof). For purposes of computing the above ratio, if the interest rate on an Acquisition Loan is variable, the interest to be paid in subsequent Plan Years shall be calculated by assuming that the interest rate in effect as of the end of the applicable Plan Year will be the interest rate in effect for the remainder of the term of the
     Acquisition  Loan.   Notwithstanding  the  foregoing,  in  the  event  such
     Acquisition Loan shall be repaid with the proceeds of a subsequent Acquisition Loan (the "Substitute Loan"), such repayment shall not operate to release all such Employer Stock in the Suspense Account, but, rather, such release shall be effected pursuant to the foregoing provisions of this
     Section 4.4 on the basis of payments of principal and interest on such Substitute Loan.

          (b) At the  Bank's  option,  in lieu of  applying  the  provisions  of
     Section 4.4(a) with respect to an Acquisition Loan, Employer Stock shall be released from the

     Suspense Account as the principal amount of such Acquisition Loan is repaid (without regard to interest payments), provided the following three conditions are satisfied:

               (i) the Acquisition Loan shall provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

               (ii) the interest portion of any payment shall be disregarded only to the extent it would be treated as interest under standard loan amortization tables; and

               (iii) if the Acquisition Loan is renewed, extended or refinanced, the sum of the expired duration of the Acquisition Loan and the renewal, extension or new Acquisition Loan period shall not exceed ten
          (10) years.

          (c) At any time there is more than one Acquisition Loan outstanding, then separate accounts may be established under the Suspense Account for each such Acquisition Loan. Each Acquisition Loan for which a separate account is maintained may be treated separately for purposes of the provisions governing the release of Employer Stock from the Suspense Account under this Section 4.4.

          (d) It is intended that the provisions of this Section 4.4 shall be applied and construed in a manner consistent with the requirements and provisions of Section 54.4975-7(b)(8) of the Treasury regulations, and any successor regulation thereto. Employer Stock released from the Suspense Account for a Plan Year in accordance with this Section 4.4 shall be held in the Trust on an unallocated basis until allocated by the Committee pursuant to Section 4.2 as of the Valuation Date for that Plan Year. All Employer Stock released from the Suspense Account during any Plan Year shall be allocated among Participants in accordance with Section 4.2.

     4.5. Stock Dividends, Splits, Etc. Any Employer Stock received by the Trustee as a result of a stock split, dividend, conversion, or as a result of a reorganization or other recapitalization of the Bank shall be allocated to the Suspense Account or to Participant Accounts, as of the day on which the shares of Employer Stock are received by the Trustee, in the same manner as the Employer Stock to which they are attributable were then allocated.

                               Article V. Vesting

     5.1. Vesting Schedule. A Participant's interest in his Account shall become Vested as follows:


              Participant's
            Years of Service                       Vested Percentage
            ----------------                       -----------------
Less than           1                                       0%
                    1                                      20%
                    2                                      40%
                    3                                      60%
                    4                                      80%
                    5 or more                             100%



     5.2. Full Vesting. Notwithstanding the provisions of Section 5.1 above, each Participant shall be fully Vested in his Account at his Normal Retirement Age, death or Disability (provided the Participant is employed by an Employer on or after that date), or the date on which he is required to be fully Vested under the applicable provisions of the Code on account of the termination or partial termination of the Plan or the complete discontinuance of contributions to the Plan.

     5.3. Past Service. For purposes of determining a Participant's Vested interest in his Account, Years of Service shall exclude employment performed with an Employer before the Effective Date. ------------

     5.4. Breaks In Service.

          (a) Except as provided in paragraphs (b) and (c) below, all of a Participant's Years of Service shall be used in determining a Participant's Vested interest in his Account.

          (b) If a Participant terminates employment and incurs five or more consecutive One-Year Breaks in Service, then in the event that he is re-employed, all Years of Service after such termination will be disregarded for the purpose of determining the Participant's Vested interest in his Account that accrued before such break.

          (c) If a Participant had no Vested interest in his Account at the time he terminated employment, Years of Service prior to any period of consecutive One-Year Breaks in Service shall not be required to be taken into account if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of five, or the aggregate number of his Years of Service prior to such Breaks in Service.

          (d) If necessary, separate accounts will be maintained for the Participant's pre-break and post-break accruals.

     5.5. Treatment of Forfeitures.

          (a) If a Participant terminates employment and, pursuant to Section 6.1, receives the value of the Participant's vested interest in his Account, the nonvested portion will be treated as a Forfeiture. For purposes of this Section 5.5(a), if the percentage of a Participant's Vested interest in his Account is zero, the Participant shall be deemed to have received a distribution of such interest. If a Participant terminates service and does not receive a distribution or deemed distribution, then any amount credited to the Participant's Account which is not vested at the time of the Participant's termination of employment shall be forfeited as of the end of the Participant's fifth consecutive One-Year Break in Service. If a portion of a Participant's Account is forfeited, Employer Stock allocated to the Participant's account shall be forfeited only after other assets.

          (b) If a former Participant shall be reemployed by the Employer before five (5) consecutive One-Year Breaks in Service, and such former Participant had received, or was deemed to have received, a distribution of the Participant's Vested interest in his Account prior to his reemployment, the forfeited amount shall be reinstated if the Participant repays the full amount of the distribution before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive One-Year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such former Participant. In the event the former Participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the valuation date coinciding with or preceding the Participant's termination of employment.

          (c) All Forfeitures occurring during any Plan Year shall be used first to restore any Forfeitures for reemployed individuals pursuant to Section 5.5(b), and any remainder shall be used by the Employer to reduce its contributions for the Plan Year in which the Forfeiture occurs.

                     Article VI. Distributions from the Plan

     6.1. Payment of Benefits.

          (a) If the value of the Vested interest in a Participant's Account is thirty-five hundred dollars ($3,500) or less, or the value exceeds thirty-five hundred dollars ($3,500) and the Participant consents in writing to an immediate distribution, or in the event of a Participant's death, then the entire value of the Vested interest in the Participant's Account, determined as of the date of distribution, shall be distributed to him (or, if deceased, to his beneficiary) as soon as practicable following the last day of the calendar quarter in which his employment terminates. If the value of the Vested interest in a Participant's Account exceeds thirty-five hundred dollars ($3,500) and the Participant does not consent in writing to an immediate distribution, such Participant shall be deemed to have elected to defer distribution of said Vested interest. Such a Participant may elect, in accordance with procedures determined by the Committee, to receive the value of the Vested interest in his Account at any time prior to the attainment of age sixty-five (65). The value of the Vested interest in a Participant's Account shall be distributed to such Participant as soon after the Participant attains age sixty-five (65) or at such earlier date selected by the Participant as provided above, as the Committee shall determine to be administratively practicable. If a Participant who has deferred receipt of his Account under this Section 6. 1
     (a) dies after the termination of employment but prior to the attainment of age sixty-five (65), the value of the Vested interest in such Participant's Account shall be paid to such Participant's beneficiary in accordance with this Section 6.1 (a) and with Sections 6.5 and 6.6.

          (b) A Participant shall be eligible to retire and receive the value of the Vested interest in his Account, subject to the provisions of this
     Article VI, when he reaches Normal Retirement Age. A participant who remains in the employ of the Employer after reaching his Normal Retirement Date shall not be entitled to receive a distribution of his Account prior to his termination of employment with the Employer, subject to the provisions of Section 6.1(g).

          (c) Payment of any benefit to which a Participant is entitled due to termination of employment on account of retirement or Disability will commence not later than one year after the close of the Plan year in which the Participant terminates service, unless the Participant elects to defer distribution, subject to the provisions of Section 6.1(d).

          (d) Notwithstanding any other provision in the Plan, unless a Participant elects otherwise, distribution of the value of the Vested interest in such Participant's Account must commence not later than the 60th day after the close of the Plan Year in which occurs the latest of:
     (i) the date the Participant attains age 65; (ii) the date the Participant's employment terminates; or (iii) the tenth anniversary of the date as of which the Participant commenced Plan participation.

          (e) Distribution of a Participant's Account will always be made in a lump sum; provided, however, that in the case of distributions made to a Qualified Participant pursuant to a Diversification Election in accordance with the provision of Section 6.2, the distribution may be made in any manner necessary to fulfill the requirements of Section 401(a)(28) of the Code and the regulations promulgated thereunder. All distributions shall be made in the form of Employer Stock, except for the value of fractional shares, which shall be made in cash. However, if the relevant corporate charter or bylaw provisions of the Employer restrict ownership of substantially all outstanding Employer Stock to Employees or to a plan or trust described in Section 401(a) of the code, then in lieu of distributing Employer Stock to a Participant or beneficiary, the Trustees shall distribute all of a Participant's benefit in cash. At the discretion of the Committee, the balance of a Participant's Account need not include any Employer Stock acquired with the proceeds of an Acquisition Loan until the close of the Plan Year in which such loan is repaid in full.

          (f) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this Section 6. l(f), a Participant may elect , at the time and in the manner prescribed by the Committee, to have all or any portion of an eligible rollover distribution paid in a direct rollover directly to an eligible retirement plan specified by the Participant.

     An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the Participant, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code section 401(a)(9); (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (iv) other items designated not to be eligible rollover distributions by regulation, revenue ruling, notice, or other guidance issued by the Department of the Treasury.

     An "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the Participant's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. The Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are considered Participants with regard to the interest of the spouse or former spouse.

          (g) A Participant's benefits shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant retires; provided, however, that (A) clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2, and (B) in the case of Participant who becomes a "five (5) percent owner" thereafter, clause (ii) shall cease to apply.

     6.2. Diversification Election.

          (a) Each Qualified Participant shall be permitted to make a Diversification Election with respect to 25 percent of the total number of shares of Employer Stock acquired by or contributed to the Plan that have ever been allocated to such Qualified Participant's Account (reduced by the number of shares to which any prior Diversification Election applied)
     within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may make a Diversification Election with respect to 50 percent of the total number of shares of Employer Stock acquired by or contributed to the Plan that have ever been allocated to such Qualified Participant's Account (reduced by the number of shares previously distributed pursuant to a Diversification Election). A Participant's Diversification Election shall be submitted to the Administrator in writing and shall specify one of the options set forth in Section 6.2(b) or 6.3(c).

          (b) If the Diversification Election so directs, the Plan shall distribute the portion of the Participant's Account that is covered by the Diversification Election within 90 days after the last day of the period during which the Diversification Election can be made.

          (c) In lieu of a distribution under Section 6.2(b), a Diversification Election may direct the Plan to transfer the portion of the Participant's Account that is covered by the Diversification Election to another qualified plan of an Employer which accepts such transfers, provided that such plan permits employee-directed investments. Such transfer shall be made no later than 90 days after the last day of the period during which the election can be made.

     6.3. Put Option. If at the time of distribution, Employer Stock distributed from the Trust is not treated as "readily tradable on an established market" within the meaning of Section 409(h) of the Code, a Participant or beneficiary who receives shares of such Employer Stock pursuant to Section 6.1 or 6.2 shall have the right (a "put") to require the Employer to purchase the shares of Employer Stock for their fair market value determined pursuant to Section 4.3. The put shall be exercisable by written notice to the Committee during the first 60 days after the stock is distributed by the Plan and, if not exercised in that period, during the first 60 days of the next Plan Year following the year of distribution. If the put is exercised, the Trustee may, in its sole discretion, assume the Employer's rights and obligations with respect to purchasing the stock. If the put is exercised, payment of the fair market value of a Participant's Account balance shall be made in a lump sum or, in the Employer's discretion, in five substantially equal annual payments, with the first installment payable not later than 30 days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days. Nothing contained herein shall be deemed to obligate an Employer to register any Employer Stock under any Federal or state securities law or to create a public market to facilitate transferability of Employer Stock. The put set forth in this Section shall be nonterminable and shall continue in effect to the extent provided herein even though all Acquisition Loans may have been repaid or this Plan ceases to be a qualified ESOP.

     6.4. Right of First Refusal. During any period when Employer Stock is not treated as "readily tradable on an established market" within the meaning of
Section 409(h) of the Code, shares of Employer Stock distributed to Participants or beneficiaries shall be subject to a "right of first refusal", as described herein. Any Participant or transferee who desires to transfer (whether by sale, gift, bequest, or otherwise) any shares of Employer Stock shall first offer in writing to sell such shares to the Bank at the greater of their fair market value determined under Section 4.3 or the price and terms offered to such shareholder by a bona fide prospective purchaser of such shares. The Bank shall have the option for seven days after its receipt of such written offer to accept such offer. If, within such seven-day period, the Bank shall fail to accept such offer in its entirety, its option hereunder as to such offer shall terminate. Thereupon, immediately following the termination of such offer as to the Bank, such offer shall be deemed without further writing to have been renewed and reinstated as to the Trust, and the Trust shall have the option for seven days after the termination of the Bank's option to purchase all of the Employer Stock which the offering shareholder desires to transfer.

     If the option is not exercised in its entirety within the aforesaid seven-day periods, then the shareholder so desiring to transfer part or all of his Employer Stock shall have the right for a period ending on the 30th day after the expiration of the second seven-day period, to transfer such stock to, and only to, the donee or, in the case of a sale, to the aforesaid bona fide prospective purchaser in the same quantity, at the same price, and upon the same terms as were offered to the Bank and/or the Trust. In the case of death, if the option is not exercised by the Bank or the Trustee then such shares may be transferred to the legatees or heirs of the transferor. In case of any transfer under this Section 6.4, the legatees, heirs, next of kin, donees or other transferees shall receive and hold such stock subject to the restrictions on encumbrance and disposition set forth in this Section 6.4.

     Prior to the distribution of any such shares of Employer Stock to a Participant or beneficiary, the Trustee shall have the Bank endorse such shares as follows:

     "The shares represented by this certificate are subject to a Right of First Refusal as set forth in Section 6.4 of the Ninth Ward Employee Stock Ownership Plan, restricting the free transferability of said shares. The Bank will mail to the holder of this certificate, without charge, a copy of the terms of such Right of First Refusal within five days after receiving a written request therefor."

     6.5. Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries to receive any benefits payable to him under the Plan upon his death and may change his designation at will. Such beneficiary or beneficiaries shall receive benefits pursuant to Section 6. 1 (a) of the Plan. Any designation or change of designation shall be made in writing in the form and manner prescribed by the Committee and shall be effective upon receipt by the Committee. Notwithstanding the foregoing, if the Participant is married, his surviving spouse shall be his designated beneficiary, unless such spouse has consented in a duly notarized written consent to the designation of another beneficiary (or unless the Committee determines in accordance with the Code that no such consent is necessary). If the Participant fails to properly designate a beneficiary, or if the Committee shall be unable to locate the designated beneficiary after reasonable efforts have been made, or if no named beneficiary shall survive the Participant, distribution of the entire value of the deceased Participant's Account shall be made to the Participant's estate in accordance with Section 6. 1 (a) above.

     6.6. Proof of Death, Etc. The Committee or the Trustee may require the execution and delivery of such documents, papers and receipts as the Committee or Trustee may determine necessary or appropriate in order to establish the fact of death of the Participant and the right and identity of any beneficiary or other person or persons claiming any benefits under this Plan.

                           Article VII. The Committee

         7.1. Organization of the Committee. An ESOP Committee of not less than three persons, appointed by the Board to serve at its pleasure, shall operate and administer the Plan. The members of the Committee shall elect a Chairman from their number, and a Secretary who may, but need not, be a member of the Committee. Any person may serve on the Committee, and any member of the Committee, any subcommittee or agent to whom the Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity with respect to the Plan. A Committee member shall be subject to removal by the Board at any time and may resign by delivering his written resignation to the Board and to the Secretary of the Committee. As specified by the Board, the Committee shall report to the Board with regard to the matters for which it is responsible under the Plan, but in no event less frequently than at each annual meeting.

     7.2. Operation of the Committee. The Committee may make such rules regarding the conduct of its business as it may deem necessary or appropriate. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan.

     7.3. Responsibility of the Committee. The Committee shall be the named fiduciary of the Plan and shall serve as "Administrator" of the Plan. As Administrator, the Committee shall have general responsibility for:

          (i) Operation and administration of the Plan in accordance with the terms of the pertinent documents, written resolutions adopted from time to time governing the Plan and any related funding agreement;

          (ii) Determination of benefit eligibility and certification of such eligibility to other fiduciaries;

          (iii) Establishment of procedures and adoption of uniform rules and regulations as it deems necessary or appropriate for the effective administration of the Plan;

          (iv) Hiring persons and organizations to provide legal, accounting, investment advisory, actuarial and other services necessary to the Plan;

          (v) Issuing directions to the Trustee to pay any fees, taxes, charges or other costs incidental to the operation and management of the Plan as provided in Section 7.5;

          (vi) Preparation and filing of all reports and returns required to be filed by the Plan with any government agency and submission of an annual report of the operations of the Plan to the Board;

          (vii) Compliance with all disclosure requirements imposed by state or federal law;

          (viii) Maintenance of all records of the Plan other than those required to be maintained by the Trustee or by any fiduciary of the Plan, including, without limiting the foregoing, records and information with respect to the employment date, date of participation in the Plan and Compensation of Employees, elections by Participants, their spouses and beneficiaries, and consents granted and determinations made under the Plan and the Trust; and

          (ix) Performance of all other acts required by law to be performed by the Administrator of the Plan.

The Committee shall have, except as otherwise provided herein, all powers necessary to carry out the provisions of the pertinent documents, shall have the exclusive right to construe such documents and to determine and resolve any question that may arise in connection with its funding, application or administration and may secure all reasonable assistance and advice in the performance of its duties. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or person who is employed or engaged for such purposes.

     7.4. Management of Trust Fund Assets. The Trustee shall have responsibility under the Plan for the management and control of the assets of the Trust. In the event the Trustee cannot invest all assets of the Trust in Employer Stock, the Committee may direct the Trustee as to the investment of assets other than Employer Stock, or may appoint one or more investment managers to manage the assets which cannot be invested in Employer Stock, such appointment to be effective upon receipt of written notification of such appointment by the Trustee or on such later date as the Committee may specify in such notice. Each investment manager shall be either a bank, an insurance company or a registered investment adviser under the Investment Advisers Act of 1940, as amended, and shall acknowledge in writing that it is a fiduciary with respect to the Plan, and the Committee shall periodically review the investment performance and methods of each investment manager with such authority and discretion.

     7.5. Expenses. The Committee shall be reimbursed for any reasonable expenses incurred in connection with its services. All costs and expenses incurred in the implementation, administration and operation of the Plan, including the Trustee's and Committee's expenses, shall be paid by the Plan to the extent not paid by the Employers. Except as otherwise required by the Employee Retirement Income Security Act of 1974 ("ERISA"), no bond or other security shall be required of the Committee or any member thereof in any jurisdiction.

     7.6. Allocation and Delegation of Responsibility. The members of the Committee may allocate their duties among themselves in any manner they may deem appropriate, by a written agreement signed by all the members of the Committee. A copy of any such agreement shall be delivered to the Board and to the Trustee and a copy shall be maintained with the Plan records. In the event the Committee should so allocate its duties, each Committee member shall be liable only for those duties allocated to him and for those not allocated to any other Committee member. The Committee may delegate to any Employee, director or agent its responsibility to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at its discretion.

     7.7. Indemnification, To the maximum extent permitted by law, no member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Bank shall indemnify and hold harmless directly from its own assets (including the proceeds of any insurance policy, the premiums of which are paid from the Bank's own assets) each member of the Committee and each other officer, Employee, or director of the Bank to whom any duty or power relating to the administration or interpretation of the Plan or to the management and control of the assets of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any amount imposed in the form of a money judgment, civil penalty, excise tax, or any sum paid in settlement of a claim with the approval of the Bank) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. No such individual shall be liable with respect to a breach of fiduciary duty if such a breach occurred before he became a fiduciary or after he ceased to be a fiduciary.

     7.8. Service of Process. The Secretary of the Bank or such other person as may from time to time be designated by the Committee shall be the agent for service of process under the Plan.


                             Article VIII. The Trust

     8.1. Establishment of Trust. The Bank shall execute a trust agreement with a Trustee or Trustees appointed by the Board, establishing the Ninth Ward Employee Stock Ownership Trust into which all contributions to the Plan shall be paid, and from which all benefits under the Plan and any Plan expenses not paid directly by the Employers shall be paid. All contributions to the Plan shall be paid over to the Trustee and held pursuant to the provisions of the Plan and the trust agreement. No part of the Trust or its income shall be used for, or diverted to, purposes other than for the exclusive benefit of Plan Participants and their beneficiaries.

     8.2. Interest in Trust. No person shall have any interest in or right to any part of the earnings or the assets of the Plan, except as and to the extent provided herein. The Employers shall have no liability for the payment of benefits under the Plan nor for the administration of funds paid to the Trustee.

     8.3. Accounts. The Trustee shall receive Plan contributions, invest and reinvest Plan assets and earnings thereon and make such disbursements as may be directed by the Committee in writing. A Participant's interest in the Trust shall be reflected in his Account. One or more subaccounts may be established under each Participant's Account for such purposes as the Committee deems appropriate. Notwithstanding the foregoing, the Trust shall be treated as a single trust for purposes of investment and administration, and nothing contained herein shall require a physical segregation of assets for any Account. The Trustee shall render an account of the transactions of the Trust to the Committee and to the Board at least annually and at such other times as may reasonably be required by the Committee or the Board.

     8.4. Investment of Assets and Voting Rights.

          (a) To the extent possible, the Trustee shall invest all contributions to the Plan and any earnings thereon in Employer Stock, provided that no investment in such stock shall be made at a cost in excess of the fair market value of stock at the time of purchase. If assets of the Trust cannot be invested in Employer Stock, they shall be invested as directed by the Committee, or by an investment manager appointed by the Committee pursuant to Section 7.4. Employer contributions made in cash, and other cash received by the Trustee, may be used to acquire Employer Stock from shareholders of the Bank or directly from the Bank.

          (b) All voting and tender offer rights with respect to Employer Stock held by the Trust shall be exercised by the Trustee in accordance with the following provisions of this Section 8.4(b):

               (i) At least 30 days before each annual or special shareholders' meeting of the Bank, the Trustee shall furnish to each Participant a copy of the proxy solicitation material, together with a form requesting confidential instructions on how such Employer Stock allocated to such Participant's Account (including fractional shares to 1/1000th of a share) are to be voted. Upon timely receipt of such instructions, the Trustee shall vote the Employer Stock as instructed. The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including officers or Employees of any Employer or Affiliate.

               (ii) The Trustee shall not vote any allocated Employer Stock for which voting instructions are not timely received from Participants pursuant to paragraph (i) above, The Trustee shall vote unallocated Employer Stock held in the Trust for or against each proposition set forth in the proxy solicitation material in the same proportion as the allocated Employer Stock for which voting instructions are received from Participants unless the Trustee's fiduciary duty requires it to vote otherwise.

               (iii) The Trustee shall notify each Participant of each tender or exchange offer and utilize its best efforts to distribute or cause to be distributed to such Participant in a timely manner all information distributed to shareholders of the Bank in connection with any such tender or exchange offer. Each Participant shall have the right from time to time with respect to the Employer Stock allocated to his account to instruct the Trustee in writing as to the manner in which to respond to any pending tender or exchange offer for all such Employer Stock or any portion thereof. The Trustee shall tender or exchange such Employer Stock as and to the extent so instructed. The Trustee shall not sell, convey or transfer any allocated Employer Stock for which no directions are timely received from Participants pursuant to this paragraph. The individual instructions received by the Trustee from Participants shall be held in strict confidence by the Trustee and shall not be divulged or released to any person, including officers or Employees of any Employer, or of any other Subsidiary; provided, however, that the Trustee shall advise the Bank, at any time upon request, of the total number of shares not subject to instructions to tender or exchange. The Trustee and the Committee shall not make recommendations to Participants on whether to instruct the Trustee to tender or exchange.

               (iv) The Trustee shall sell, convey or transfer any unallocated Employer Stock held in the Trust in response to a tender or exchange offer in the same proportion as the allocated Employer Stock for which written instructions are received from Participants,

               (v) If at any time there is no Employer Stock allocated to the Accounts of Participants under the Plan, the Trustee shall vote Employer Stock or shall tender or exchange Employer Stock in such manner as it, in its sole discretion, shall determine to be in the best interest of Participants and their beneficiaries.

     8.5. Dividends on Employer Stock.

          (a) Except to the extent otherwise required, it is anticipated that all cash dividends declared and paid on Employer Stock held in the Suspense Account will be used for the purpose of repaying one or more Acquisition Loans and will not be allocated to Participant Accounts; provided, however, that the Committee may, in its sole discretion and in accordance with applicable Treasury regulations, determine for any Plan Year that dividends shall be immediately allocated to Participant Accounts in the same proportion as dividends payable with respect to allocated Employer Stock, and used by the Trustee to purchase additional Employer Stock.

          (b) If so determined by the Committee, any cash dividends on Employer Stock allocated to the Accounts of Participants may be paid currently (or within ninety (90) days after the end of the Plan Year in which the dividends are paid to the Trust) in cash to such Participant on a nondiscriminatory basis, or the Employer may pay such dividends directly to Participants. Such distribution (if any) of cash dividends to Participants may be limited to Participants who are still Employees, may be limited to dividends on shares of Employer Stock which are then Vested or may be applicable to dividends on all shares allocated to Participants' Accounts.

     8.6 Acquisition Loans. The Committee may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Financed Shares for the Trust, to repay such Acquisition Loan, or to repay a prior Acquisition Loan. All Acquisition Loans shall satisfy the following requirements:

          (a) The loan must be at a reasonable rate of interest;

          (b) Any collateral pledged to the creditor by the Plan shall consist only of Employer Stock purchased with the borrowed funds or that were used as collateral on a prior Acquisition Loan repaid with the proceeds of the current Acquisition Loan;

          (c) Under the terms of the loan, any pledge of Employer Stock shall provide for the release of shares so pledged on a pro-rata basis pursuant to Section 4.4;

          (d) Under the terms of the loan, the creditor shall have no recourse against the Plan except with respect to such collateral, earnings attributable to such collateral, Employer contributions (other than contributions of Employer Stock) that were made to meet obligations under the loan, and earnings attributable to such contributions;

          (e) The loan must be for a specific term and may not be payable at the demand of any person, except in the event of default;

          (f) In the event of default, the value of Plan assets transferred in satisfaction of the Acquisition Loan shall not exceed the amount of default. If the lender is a disqualified person, an Acquisition Loan shall provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan; and

          (g) Acquisition Loan payments during a Plan Year must no exceed any amount equal to: (i) the sum, over all Plan Years, of all contributions and cash dividends paid by the Employer to the Plan with respect to such Acquisition Loan and earnings on such Employer contributions and cash dividends, less (ii) the sum of the Acquisition Loan payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer contributions, cash dividends and earnings until the Acquisition Loan is repaid.

     For purposes of this Section, the term "disqualified person: means a person within the meaning of Section 4975(e)(2) of the Code who is a fiduciary, a person providing services to the Plan, an Employer any of whose Employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock or of the total value of all classes of stock, or an officer, director, 10% or more shareholder, or a highly compensated Employee.

     No Employer Stock, except as provided in Section 6.3 and Section 6.4, acquired with the proceeds of an Acquisition Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust, whether or not the Plan is then an ESOP. The protections and rights granted in this section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of an Acquisition Loan is held by the Trust or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights.

     8.7. Liability of Trustee. The Trustee shall administer the Trust, in accordance with the Plan documents, solely for the benefit of Plan Participants, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man familiar with such matters would employ acting in a like capacity and with like aims, and shall be liable only to the extent the Trustee fails to act in such manner. In the case of more than one Trustee, each shall be liable for a breach of such duty by another Trustee only to the extent he could have prevented such breach, or participated therein, or failed to make reasonable efforts to remedy such breach after obtaining knowledge thereof No Trustee shall incur any liability on account of any action taken at the direction of the Committee or any investment made at the direction of a Participant or an investment manager appointed by the Committee in the prudent exercise of its duties.

     8.8. Allocation of Duties. In the event more than one Trustee is appointed by the Board, the Trustees shall have the power to allocate their duties among themselves by a written instrument signed by all the Trustees, copies of which are delivered to the Committee and the Board. In the event the Trustees should so allocate their responsibilities, each Trustee shall be liable only for those duties specifically allocated to him and for those not specifically allocated to another Trustee.

     8.9. Legal Limitation. Neither the Committee nor the Trustee shall be required to engage in any transaction, including, without limitation, directing the purchase or sale of Employer Stock, if either party determines in its sole discretion that such action might tend to subject itself, its members, the Plan, any Employer, or any Participant to any liability under Federal or state laws.


                               Article IX. General

     9.1.  Amendment  of Plan.

          (a) The Bank reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan, without the consent of any Employer, Participant or beneficiary, provided that no such modification or amendment shall reduce the balance in any Participant's Account except to the extent necessary to conform with governmental regulations, nor shall it make possible the use or diversion of any part of the funds of the Plan for purposes other than the exclusive benefit of Participants or their beneficiaries under the Plan or payment of administrative expenses. Each Employer, by its adoption of the Plan, shall be deemed to have delegated this authority to the Bank.

          (b) In the event the vesting schedule provided in Section 5. 1 is amended, or changed on account of the Plan becoming or ceasing to be Top-Heavy, any Participant who has completed at least three (3) Years of Service may elect to have his Vested interest in his Account determined under the Plan without regard to such amendment or change by notifying the Committee in writing within the election period hereinafter described. The election period shall begin on the date such amendment is adopted or the date such change is effective, as the case may be, and shall end no earlier than the latest of the following dates:

               (i) the date which is 60 days after the day such amendment is adopted;

               (ii) the date which is 60 days after the day such amendment or change becomes effective; or

               (iii) the date which is 60 days after the day the Participant is given written notice of such amendment or change by the Committee.

Any election made pursuant to this Section 9. 1 (b) shall be irrevocable.

     9.2. Plan Termination.

          (a) The Bank reserves the right to terminate the Plan in whole or in part or to discontinue contributions hereto at any time without the consent of any Employer, Participant or beneficiary. Each Employer, by its adoption of the Plan, shall be deemed to have delegated this authority to the Bank.

          (b) Upon termination of the Plan, no Employer shall make any further contributions under the Plan and no amount shall thereafter be payable under the Plan to or in respect of any Participant except as provided in this Section 9.2. To the maximum extent permitted by ERISA, transfers, distributions or other dispositions of the assets of the Plan as provided in this Section 9.2 shall constitute a complete discharge of all liabilities under the Plan. All of the provisions of the Plan which in the opinion of the Committee are necessary for the administration of the Plan and the administration and distribution, transfer or other disposition of the assets of the Plan in accordance with this Section 9.2 and Section 9.11 shall remain in force. The interest of each Participant in service as of the date of the termination of the Plan in the amount, if any, allocated to his Account shall be nonforfeitable as of such date. Upon receipt by the Committee of the approval of the Internal Revenue Service of such termination, the value of each such Account shall be determined as of the Valuation Date coinciding with or immediately preceding the date of distribution and shall be paid from the Trust to each Participant and former Participant (or, in the event of the death of a Participant or former Participant, the beneficiary thereof) in the manner of distribution specified in Article VI above, including payments which are deferred until the Participant's termination of service, as the Committee shall determine. All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to counsel for the Plan.

          (c) In the event that any governmental authority, including without limitation the Internal Revenue Service, determines that a partial termination (within the meaning of ERISA) of the Plan has occurred then (i) the interest of each Participant affected thereby in the amount, if any, allocated to his Account shall be nonforfeitable as of the date of such partial termination and (ii) the provisions of this Section 9.2 and Section
     9.11 which in the opinion of the Committee are necessary for the administration of the Plan and the allocation and distribution of the assets of the Plan shall apply.


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



     9.3. Notice of Amendment, Etc. Notice of any amendment, modification, suspension or termination of the Plan shall be given by the Board to the Committee, the Trustee and all Employers.

     9.4. Non-Alienation of Benefits. No benefit under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, encumbrance, attachment, garnishment, levy,, execution, or other legal or equitable process, except insofar as may be otherwise required by law or in accordance with a "qualified domestic relations order"(as defined in Section 414(p) of the Code). Any attempt to do so shall be void and shall entitle the Committee to suspend such benefit and to hold or apply the same to or for the benefit of such Participant or his beneficiary, spouse, child, parent or other blood relative, or any of them.

     9.5. Employment Relation. The establishment of the Plan shall have no effect on the employment rights of any Employee or former Employee of an Employer. The adoption and maintenance of the Plan shall not constitute a contract between the Bank and any Employee, or consideration for, or an inducement to or condition of, the employment of any Employee.

     9.6. Payments to Minors and Incompetents. In the event that the Committee shall determine that a Participant or beneficiary hereunder is a minor, is unable to care for his affairs due to illness or accident, or is otherwise incompetent to receive a benefit payable hereunder, the Committee may, in its discretion, direct that any benefit payment due him, if not claimed by a duly appointed legal representative, may be held for the Participant or may be paid to his spouse, child, parent or other blood relative, or to a person with whom he resides, and any payment so made shall completely discharge the liability of the Plan therefor.

     9.7. Missing Persons. If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if after such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Committee or the Employer and within three months after such mailing such person has not made written claim therefor, the Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer that had employed the Participant with respect to whom such payments were due, and upon such cancellation, the Plan and the Trust shall have no further liability therefor. However, if such person later notifies the Committee of his whereabouts and requests the payment or payments due him under the Plan, the payments due shall be paid to him from the general assets of the Trust.

     9.8. Sole Source of Benefits. The Participants of the Plan and their beneficiaries shall look solely to the assets of the Trust established hereunder for the benefits payable hereunder, and the Employers shall not be liable hereunder except to the extent payments are made to the Trust.


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



     9.9. Plan Qualification. Notwithstanding any other provision of the Plan, the adoption of the Plan, the execution of the trust agreement and all contributions to the Trust are conditioned upon the Plan and Trust being determined initially by the Internal Revenue Service to meet the qualification requirements of Section 401(a) of the Code, so that the Employers may deduct currently for Federal income tax purposes their contributions to the Trust and so that the Participants may exclude the contributions from their gross income and recognize income only when they receive benefits. In the event that this Plan is held by the Internal Revenue Service not to qualify initially under
Section 401(a) of the Code, the Plan may be amended retroactively to the earliest date permitted by Treasury regulations in order to secure qualification under Section 401(a) of the Code. If this Plan is held by the Internal Revenue Service not to qualify under Section 401(a) of the Code either as originally adopted or as amended, each Employer contribution to the Trust under this Plan (including any earnings thereon) shall be returned to it, without any liability to any person, within one year after the date of denial of such approval and this Plan shall be terminated. Contributions made by a mistake of fact may revert and be paid to the Employer within one year after the payment of such contribution, but only after timely written demand has been made therefor by the Committee. In the event that this Plan is amended after its initial qualification and the Plan as amended is held by the Internal Revenue Service not to qualify under Section 401(a) of the Code, the amendment may be modified retroactively to the earliest date permitted by Treasury regulations in order to secure approval of the amendment under Section 401(a) of the Code.

     9.10. Merger Consolidation, Etc. No merger or consolidation with, or transfer of assets or liabilities to, any other plan shall occur unless, immediately after such merger, consolidation or transfer each Participant in the Plan would, if the Plan were then terminated, be entitled to receive a benefit equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer if the Plan had then been terminated.

     9.11. Exclusive Benefit. Except to the extent required to be used to repay an Acquisition Loan, and under the circumstances permitted from time to time by the law governing the requirements applicable to qualified plans, within the meaning of Section 401 of the Code (or any successor provision), none of the assets held by the Trustee under the Plan shall, prior to the satisfaction of all liabilities under the Plan, ever revert to any Employer or otherwise be diverted to purposes other than the exclusive benefit of the Participants or their spouses, or beneficiaries. Notwithstanding the foregoing:

          (a) any contribution made by an Employer or on behalf of an Employer because of a mistake of fact may be returned to such Employer within one year after such contribution is made; and

          (b) if a contribution by an Employer or on behalf of an Employer is conditioned upon its deductibility under Section 404 of the Code, then, to the extent the deduction is disallowed, such contribution may be returned to such Employer within one year after the disallowance of the deduction.


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



     9.12. Claims for Benefits. In the event a claim for benefits under the Plan is denied, notice of such denial shall be given to the Participant or beneficiary whose claim has been denied, clearly stating the reason for such denial and informing such Participant or beneficiary of the procedure for obtaining a full and fair review of such denial.

     9.13. Service of Plan Fiduciaries. Any Trustee, member of the Committee, or other Plan fiduciary may serve the Plan in more than one such capacity.

     9.14. Governing Law. The Plan shall be construed, interpreted, regulated and administered under the laws of the State of Delaware, except to the extent a Federal statute supersedes Delaware law.

     9.15. Gender and Number. Wherever used herein, the masculine gender shall include the feminine gender and the singular shall include the plural, unless the context clearly requires otherwise.

     9.16. Titles and Headings. The titles to Articles and headings of Sections of the Plan are for convenience of reference only. In case of conflict, the text of the Plan, rather than such titles and headings, shall control.


                         Article X. Top-Heavy Provisions

     10.1. Definitions.

          (a) For purposes of this Article X and as otherwise used in the Plan, the following definitions shall apply in addition to those set forth in
     Article I:

          "Aggregated Plans" shall mean (i) all plans of the Aggregation Group which are required to be aggregated with the Plan, and (ii) all plans of the Aggregation Group which are permitted to be aggregated with the Plan and which the Bank elects to aggregate with the Plan, for purposes of determining whether the Plan is Top-Heavy. A plan (including a terminated plan) shall be required to be aggregated with the Plan if such a plan during the Plan Year containing the Determination Date or any of the four preceding Plan Years, includes as a participant a Key Employee or enables a plan of the Aggregation Group in which a Key Employee participates to qualify under Section 401(a)(4) or Section 410 of the Code. A plan of the Aggregation Group shall be permitted to be aggregated with the Plan if such plan satisfies the requirements of Sections 401(a)(4) and 410 of the Code, when considered together with the Plan and all plans which are required to be aggregated with the Plan. No plan shall be aggregated with the Plan unless it is a qualified plan under Section 401 of the Code. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

          "Compensation". For purposes of computing the minimum allocation, compensation shall mean compensation as defined in Treas. Reg.ss.1.415-2(d), as limited by Section 401(a)(17) of the Code. For purposes of determining whether an employee is a Key Employee, compensation shall mean compensation as defined in Section 415(c)(3) of the

     Code but including employer contributions made pursuant to a salary reduction arrangement.

          "Determination Date" shall mean, with respect to the first Plan Year, the last day of such Plan Year, and with respect to any subsequent Plan Year, the last day of the preceding Plan Year.

          "Key Employee" shall mean any Employee or former employee who at any time during the Plan Year containing the Determination Date or the four preceding Plan Years is or was (i) an officer of the Employer having annual compensation in excess of 50 percent of the dollar limit in effect under
     Section  415(b)(1)(A)  for the calendar  year in which such Plan Year ends;
     (ii) one of ten Employees having annual compensation from the Employer for a Plan Year in excess of the dollar limitation in effect under Section 415(c)(1)(A) of the code for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of section 318 of the Code) both more than a one-half percent interest and the largest interests in the Employer; (iii) a five percent owner of the Employer; or
     (iv) a one percent owner of the Employer having annual compensation in excess of $150,000. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Codeand the Regulations thereunder.

          "Non-Key Employee" shall mean an individual who is not a Key Employee.

          "Top-Heavy" shall mean that as of the Determination Date for a Plan Year, the Value of Accumulated Benefits for Key Employees under all Aggregated Plans exceeds 60% of the Value of Accumulated Benefits for all individuals under all Aggregated Plans as set forth in Section 416(g) of the Code. Solely for the purpose of determining if the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is Top-Heavy the accrued benefit of an Employee other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Aggregation Group, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

          "Valuation Date" means the annual date on which plan assets must be valued for the purpose of determining the value of account balances or the date as of which a defined benefit plan computes plan costs, assets and liabilities for purposes of minimum funding. The Valuation Date for a defined contribution plan shall be the most recent Valuation Date for such plan within the 12-month period ending on the Determination Date.

          "Value of Accumulated Benefits" shall mean the sum of:

               (i) In the case of a defined benefit plan, the present value of the accrued benefit determined as of the most recent Valuation Date which is within a 12-month period ending on the Determination Date and using the same actuarial assumptions as to interest and mortality as specified in such defined benefit plan, plus the sum of any amounts distributed to the individual during the Plan Year which includes the Determination Date and during the four (4) immediately preceding Plan Years.

               (ii) In the case of a defined contribution plan, the sum of the accounts of the individual as of the most recent Valuation Date which is within a 12-month period ending on the Determination Date, plus the sum of any amounts distributed to the individual during the Plan Year which includes the Determination Date and during the four (4) immediately preceding Plan Years.

          "Year of Top-Heavy Service" shall mean a Year of Service of a Participant which commenced in a Plan Year during which the Plan was Top-Heavy.

     (b) On for purposes of determining a Key Employee's allocation percentage under Section 10.2(a), any employer matching and salary deferral contributions will be included. The minimum contributions specified in Section 10.2(a) shall apply to all Participants under this Plan who are Non-Key Employees except any such Participant who was not employed by an Employer on the last day of the Plan Year. In addition, in the case of a Non-Key Employee who is a participant in both this Plan and in a defined benefit plan that is an Aggregated Plan, the minimum contribution specified in Section 10.2(a) above shall be 5% of compensation.

     10.2. Minimum Contributions.

          (a) Except as otherwise provided in Section 10.2(b) below, if the Plan is determined to be Top-Heavy with respect to a Plan Year, the Employer contributions and Forfeitures allocated on behalf of any Participant who is a Non-Key Employee shall not be less than the lesser of 3 percent of such Participant's compensation (within the meaning of Section 415 of the Code) or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions and Forfeitures allocated on behalf of any Key Employee for that year. This minimum allocation is determined without regard to any social security contribution. The minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year.

          (b) The provision in Section 10.2(a) above shall not apply to any Participant who was not employed by an Employer on the last day of the Plan Year. The Plan Administrator shall to the maximum permitted by the Code and in accordance with the Regulations, apply the provisions of this Section 10 by taking into account the benefits payable and the contributions made under all other defined contribution and defined benefit plans maintained by an Employer which are qualified under Section 401(a) of the Code to prevent inappropriate omissions or required duplication of minimum benefits or contributions.

     10.3. Vesting.

          (a) If the Plan is determined to be Top-Heavy with respect to a Plan Year, the Vested interest of each Participant, who is credited with at least one Hour of Service on or after the date the Plan becomes Top-Heavy, in the amount allocated to his Account shall not be less than the percentage determined in accordance with the following vesting schedule:

       Participant's
     Years of Service                       Vested Percentage
     ----------------                       -----------------
        less than 2                                None
             2                                     20%
             3                                     40%
             4                                     60%
             5                                     80%
             6                                     100%



If in a subsequent Plan Year the Plan is no longer Top-Heavy, the above vesting provisions shall not apply to the portion of the Participant's Account attributable to Employer contributions and Forfeitures made on or after the first day of the first Plan Year in which the Plan is no longer Top-Heavy and the vesting provisions that were in effect prior to the time the Plan became Top-Heavy shall be reinstated, provided, however, that portions of a Participant's Account which were Vested prior to the time the Plan was no longer Top-Heavy shall remain Vested.

     IN WITNESS WHEREOF, Ninth Ward Savings Bank, FSB has adopted this Plan on the Adoption Date, effective as of the Effective Date.

WITNESS:                                   NINTH WARD SAVINGS
                                           BANK, FSB



_________________________                  By____________________________
                                                Authorized Officer